EXHIBIT 99.1

Arbutus to Provide a Corporate Update and Release First Quarter 2016 Financial Results

Conference Call and Webcast to Follow

VANCOUVER, British Columbia and DOYLESTOWN, Pa., April 29, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that it will hold a conference call and webcast on Wednesday, May 4, 2016 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to provide a corporate update and first quarter financial results.

Conference Call and Webcast Information

Arbutus will hold a conference call and webcast on Wednesday, May 4, 2016, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to provide a corporate update and report its first quarter 2016 financial results. A live webcast of the call can be accessed through the Investor section of Arbutus’ website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 2861586.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com